Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

Prosperity Bancshares, Inc.®

REPORTS SECOND QUARTER

2015 EARNINGS

●	Second quarter 2015 earnings per share (diluted) of $1.03

●	Second quarter net income of $71.932 million

●	Nonperforming assets remain low at 0.19% of second quarter average earning assets

●	Return on second quarter average assets of 1.33%

●	Second quarter efficiency ratio of 42.35%

HOUSTON, July 24, 2015. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended June 30, 2015 of $71.932 million or $1.03 per diluted common share. Additionally, nonperforming assets remain low at 0.19% of second quarter average earning assets with return on second quarter average assets of 1.33%.

“Texas, which has been the top state in job creation for the past decade, continues to produce opportunities and growth in employment despite the struggling oil and gas industry. Texas payrolls increased by 16,700 workers in June, while unemployment fell to 4.2%. Refining, petrochemicals and service industries are offsetting job losses in the oil industry. Employment in the health services and education sectors has been strong as well. Austin continues to boom with an annual job growth rate of 6.6%. Texas is now America’s top technology exporter, surpassing longtime leader California. The Texas strategy of avoiding burdensome taxation and regulation continues to attract growing businesses and has resulted in economic diversification,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“During the second quarter of 2015, our bank continued to see growth in loans and deposits compared to the same quarter a year ago, excluding the F&M acquisition. In our experience, most of the banks we have acquired go through a transition period during which we anticipate loans and deposits to decrease. We continue to see opportunities in the markets we serve and are optimistic about the potential business possibilities that are being presented to us,” continued Zalman.

“We continue to grow core earnings. Net income for the quarter ended June 30, 2015 (excluding purchase accounting adjustments) was $63.800 million, an increase of $4.191 million or 7.0%, compared with $59.609 million in net income (excluding purchase accounting adjustments) for the quarter ended June 30, 2014,” added Zalman.

“I would like to thank our associates and directors for all of their hard work and dedication and give a special thank you to all of our customers for their continued business and loyalty,” concluded Zalman.

Results of operations for the three months ended June 30, 2015

Net income was $71.932 million for the three months ended June 30, 2015 compared with $75.506 million for the same period in 2014. Net income per diluted common share was $1.03 for the three months ended June 30, 2015 compared with $1.08 for the same period in 2014. Net income (excluding purchase accounting adjustments) was $63.800 million for the quarter ended June 30, 2015 compared with $59.609 million for the quarter ended June 30, 2014. Net income per diluted common share (excluding purchase accounting adjustments) was $0.91 for the three months ended June 30, 2015 compared with $0.85 for the three months ended June 30, 2014. The reconciliation of these non-GAAP financial measures is shown on page 12. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended June 30, 2015 were 1.33%, 8.61% and 20.49%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and taxes) was 42.35% for the three months ended June 30, 2015.

Net interest income before provision for credit losses for the quarter ended June 30, 2015 was $158.239 million compared with $174.055 million during the same period in 2014. This change was primarily due to a decrease in loan discount accretion of $11.750 million for the quarter ended June 30, 2015 compared with the quarter ended June 30, 2014. Linked quarter net interest income before provision for credit losses was $158.239 million compared with $162.905 million during the three months ended March 31, 2015. This change was primarily due to a decrease in loan discount accretion of $6.045 million for the quarter ended June 30, 2015 compared with the quarter ended March 31, 2015. The net interest margin on a tax equivalent basis decreased to 3.39% for the three months ended June 30, 2015, compared with 3.83% for the same period in 2014 and 3.57% for the three months ended March 31, 2015. This was primarily due to the decrease in loan discount accretion and lower yields on average interest earning assets partially offset by lower rates paid on average interest bearing liabilities for the quarter ended June 30, 2015. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis was 3.13% for the three months ended June 30, 2015, compared with 3.31% for the same period in 2014 and 3.17% for the three months ended March 31, 2015.

Noninterest income was $30.297 million for the three months ended June 30, 2015 compared with $32.597 million for the same period in 2014. This change was primarily due to a decrease in net gain on sale of assets and NSF fees. On a linked quarter basis, noninterest income increased $1.876 million or 6.6% compared with the quarter ended March 31, 2015. This was primarily due to an increase in other noninterest income resulting from a merchant incentive payment of $1.5 million recorded during the second quarter of 2015.

Noninterest expense was $79.735 million for the three months ended June 30, 2015 compared with $87.292 million for the same period in 2014. This change was primarily due to a decrease in salary and benefits expense. On a linked quarter basis, noninterest expense increased $273 thousand or 0.3% compared with the quarter ended March 31, 2015.

Results of operations for the six months ended June 30, 2015

Net income was $145.573 million for the six months ended June 30, 2015 compared with $142.643 million for the same period in 2014. Net income per diluted common share was $2.08 for the six months ended June 30, 2015 compared with $2.10 for the same period in 2014. Net income (excluding purchase accounting adjustments) was $125.183 million for the six months ended June 30, 2015 compared with $119.020 million for the six months ended June 30, 2014. Net income per diluted common share (excluding purchase accounting adjustments) was $1.79 for the six months ended June 30, 2015 compared with $1.75 for the six months ended June 30, 2014. The reconciliation of these non-GAAP financial measures is shown on page 12. Returns on average assets, average common equity and average tangible common equity, each on an annualized basis, for the six months ended June 30, 2015 were 1.35%, 8.80% and 21.16%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and securities and taxes) was 42.09% for the six months ended June 30, 2015.

Net interest income before provision for credit losses for the six months ended June 30, 2015, increased $3.398 million to $321.144 million compared with $317.746 million during the same period in 2014. The increase was primarily due to an 8.1% increase in average interest earning assets and a decrease in average rate paid on interest bearing liabilities, partially offset by a decrease in average yield on interest earning assets and a $5.578 million decrease in loan discount accretion. The net interest margin on a tax equivalent basis for the six months ended June 30, 2015 decreased to 3.48% compared with 3.73% for the same period in 2014. This was primarily due to lower yields on average interest earning assets and the decrease in loan discount accretion, partially offset by lower rates paid on interest bearing liabilities for the six months ended June 30, 2015. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis decreased to 3.15% for the six months ended June 30, 2015 from 3.32% for the same period in 2014.

Noninterest income was $58.718 million for the six months ended June 30, 2015 compared with $61.261 million for the same period in 2014. This change was primarily due to a decrease in gain on sale of assets and NSF fees, partially offset by an increase in mortgage income. Noninterest expense was $159.197 million for the six months ended June 30, 2015 compared with $158.386 million for the same period in 2014.

The table below provides detail on total loans and deposits including loans acquired and deposits assumed in the acquisition of F&M completed on April 1, 2014:

Balance Sheet Data (at period end)
(In thousands)
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Loans acquired (including new production since acquisition date):
F&M	$1,080,439	$1,139,849	$1,224,498	$1,451,075	$1,502,836
All other loans	8,033,896	8,026,156	8,019,685	7,917,813	7,805,326
Total loans	$9,114,335	$9,166,005	$9,244,183	$9,368,888	$9,308,162

Deposits assumed (including new deposits since acquisition date):
F&M	$1,548,817	$1,705,203	$2,063,229	$1,905,233	$2,090,468
All other deposits	15,452,847	15,856,149	15,629,929	15,108,794	15,190,587
Total deposits	$17,001,664	$17,561,352	$17,693,158	$17,014,027	$17,281,055

Loans at June 30, 2015 were $9.114 billion, a decrease of $193.827 million or 2.1%, compared with $9.308 billion at June 30, 2014. Linked quarter loans decreased $51.670 million or 0.6% from $9.166 billion at March 31, 2015. Excluding loans acquired in the F&M acquisition and new production at the acquired banking centers since the acquisition date, loans at June 30, 2015 increased $228.570 million or 2.9% compared with June 30, 2014 and increased $7.740 million or 0.1% on a linked quarter basis.

Deposits at June 30, 2015 were $17.002 billion, a decrease of $279.391 million or 1.6%, compared with $17.281 billion at June 30, 2014. Linked quarter deposits decreased $559.688 million or 3.2% from $17.561 billion at March 31, 2015. Excluding deposits assumed in the F&M acquisition and new deposits generated at the acquired banking centers since the acquisition date, deposits at June 30, 2015 increased $262.260 million or 1.7% compared with June 30, 2014 and decreased $403.302 million or 2.5% on a linked quarter basis, primarily due to seasonality.

At June 30, 2015, Prosperity had $21.686 billion in total assets, $9.114 billion in loans and $17.002 billion in deposits. At June 30, 2015 assets increased by 2.1%, loans decreased by 2.1% and deposits decreased by 1.6%, compared with their respective levels at June 30, 2014.

Asset Quality

Nonperforming assets totaled $35.119 million or 0.19% of quarterly average earning assets at June 30, 2015, compared with $28.521 million or 0.15% of quarterly average earning assets at June 30, 2014, and $35.376 million or 0.19% of quarterly average earning assets at March 31, 2015. The allowance for credit losses was 0.89% of total loans at June 30, 2015, 0.79% of total loans at June 30, 2014 and 0.88% of total loans at March 31, 2015. Excluding loans acquired that are accounted for under ASC Topics 310-20 and 310-30, the allowance for credit losses was 1.09% of remaining loans as of June 30, 2015, compared with 1.15% at June 30, 2014 and 1.12% at March 31, 2015. Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

The provision for credit losses was $500 thousand for the three months ended June 30, 2015 compared with $6.325 million for the three months ended June 30, 2014 and $1.250 million for the three months ended March 31, 2015. The provision for credit losses was $1.750 million for the six months ended June 30, 2015 compared with $6.925 million for the six months ended June 30, 2014.

Net charge offs were $491 thousand for the three months ended June 30, 2015 compared with $155 thousand for the three months ended June 30, 2014 and $1.049 million for the three months ended March 31, 2015. Net charge offs were $1.540 million for the six months ended June 30, 2015 compared with $941 thousand for the six months ended June 30, 2014.

Conference Call

Prosperity’s management team will host a conference call on Friday, July 24, 2015 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s second quarter 2015 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 8652160.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed directly from Prosperity’s home page by clicking the “Investor Relations” tab and then the “Presentations & Calls” link.

Non-GAAP Financial Measures

Prosperity’s management uses certain non−GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets. Further, as a result of acquisitions, and the related purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”). Prosperity has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Dividend

Prosperity Bancshares, Inc. (“Bancshares”) declared a third quarter cash dividend of $0.2725 per share, to be paid on October 1, 2015 to all shareholders of record as of September 18, 2015.

Capital Management

The Basel III Capital Rules adopted by the federal regulatory authorities in 2013 substantially revised the risk-based capital requirements applicable to Bancshares and Prosperity Bank. The Basel III Capital Rules became effective for Prosperity on January 1, 2015, subject to a phase-in period for certain provisions. Among other things, the Basel III Capital Rules introduced a new capital measure called “Common Equity Tier 1,” which is a comparison of the sum of certain equity capital components to total risk-weighted assets, and revised the risk-weighting approach of the capital ratios with a more risk-sensitive approach that expanded the risk-weighting categories from the previous Basel I derived categories to a much larger and more risk-sensitive number of categories, depending on the nature of the assets. Prosperity’s capital ratios as of June 30, 2015 reflect the phase-in provisions of the new Basel III Capital Rules.

Acquisition of F&M Bancorporation Inc.

On April 1, 2014, Prosperity completed the acquisition of F&M Bancorporation Inc. (“FMBC”) and its wholly-owned subsidiary, The F&M Bank & Trust Company (“F&M”) headquartered in Tulsa, Oklahoma. F&M operated 13 banking offices: 9 in Tulsa, Oklahoma and surrounding areas; 3 in Dallas, Texas; and 1 loan production office in Oklahoma City, Oklahoma. As of March 31, 2014, FMBC, on a consolidated basis, reported total assets of $2.412 billion, total loans of $1.738 billion and total deposits of $2.267 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 3,298,022 shares of Prosperity common stock plus $34.240 million in cash for all outstanding shares of FMBC capital stock, which resulted in goodwill of $206.010 million as of June 30, 2015. Additionally, Prosperity recognized $27.140 million of core deposit intangibles as of June 30, 2015.

Prosperity Bancshares, Inc. ®

As of June 30, 2015, Prosperity Bancshares Inc. ® is a $21.686 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services and Mobile Banking.

Prosperity currently operates 245 full-service banking locations: 61 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 37 in the Dallas/Fort Worth area; 22 in the East Texas area; 30 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 9 in the Tulsa, Oklahoma area.

Bryan/College Station Area -	Sachse
Bryan	The Colony	Sugar Land	Sinton
Bryan-29th Street	Turtle Creek	SW Medical Center	Taft
Bryan-East	Turtle Creek Loan Office	Tanglewood	Victoria
Bryan-North	Westmoreland	Uptown	Victoria-Navarro
Caldwell		Waugh Drive	Victoria-North
College Station	Fort Worth -	Westheimer	Yoakum
Crescent Point	Haltom City	West University	Yorktown
Hearne	Keller	Woodcreek
Huntsville	Roanoke		West Texas Area -
Madisonville	Stockyards	Other Houston Area	Abilene -
Navasota		Locations -	Antilley Road
New Waverly	Other Dallas/Fort Worth	Angleton	Barrow Street
Rock Prairie	Locations -	Bay City	Cypress Street
Southwest Parkway	Arlington	Beaumont	Judge Ely
Tower Point	Azle	Cinco Ranch	Mockingbird
Wellborn Road	Ennis	Cleveland
	Gainesville	East Bernard	Lubbock -
Central Texas Area -	Glen Rose	El Campo	4th Street
Austin -	Granbury	Dayton	66th Street
183	Mesquite	Galveston	82nd Street
Allandale	Muenster	Groves	86th Street
Cedar Park	Sanger	Hempstead	98th Street
Congress	Waxahachie	Hitchcock	Avenue Q
Lakeway	Weatherford	Katy	North University
Liberty Hill		Katy-Spring Green	Texas Tech Student Union
Northland	East Texas Area -	Liberty
Oak Hill	Athens	Magnolia	Midland -
Research Blvd	Blooming Grove	Magnolia Parkway	Wadley
Westlake	Canton	Mont Belvieu	Wall Street
	Carthage	Nederland
Other Central Texas Locations -	Corsicana	Needville	Odessa -
Bastrop	Crockett	Rosenberg	Grandview
Canyon Lake	Eustace	Shadow Creek	Grant
Dime Box	Gilmer	Spring	Kermit Highway
Dripping Springs	Grapeland	Sweeny	Parkway
Elgin	Gun Barrel City	The Woodlands-I-45
Flatonia	Jacksonville	The Woodlands-Research Forest	Other West Texas Locations -
Georgetown	Kerens	Tomball	Big Spring
Gruene	Longview	Waller	Brownfield
Kingsland	Mount Vernon	West Columbia	Brownwood
La Grange	Palestine	Wharton	Cisco
Lexington	Rusk	Winnie	Comanche
New Braunfels	Seven Points	Wirt	Early
Pleasanton	Teague		Floydada
Round Rock	Tyler-Beckham	South Texas Area -	Gorman
San Antonio	Tyler-South Broadway	Corpus Christi -	Levelland
Schulenburg	Tyler-University	Airline	Littlefield
Seguin	Winnsboro	Calallen	Merkel
Smithville		Carmel	Plainview
Thorndale	Houston Area -	Northwest	San Angelo
Weimar	Houston -	Saratoga	Slaton
	Aldine	Timbergate	Snyder
Dallas/Fort Worth Area -	Bellaire	Water Street
Dallas -	Beltway		Oklahoma
Abrams Centre	Clear Lake	Other South Texas	Central Oklahoma-
Balch Springs	Copperfield	Locations -	23rd Street
Camp Wisdom	Cypress	Alice	Edmond
Cedar Hill	Downtown	Aransas Pass	Expressway
Dallas – Central Expressway	Eastex	Beeville	I-240
Forest Park	Fairfield	Colony Creek	Memorial
Frisco	First Colony	Cuero	Norman
Frisco-West	Gessner	Edna
Kiest	Gladebrook	Goliad	Tulsa-
McKinney	Heights	Gonzales	Garnett
McKinney-Stonebridge	Highway 6 West	Hallettsville	Harvard
Midway	Little York	Kingsville	Memorial
Northwest Highway	Medical Center	Mathis	Owasso
Plano	Memorial Drive	Padre Island	Sheridan
Preston Forest	Northside	Palacios	S. Harvard
Preston Road	Pasadena	Port Lavaca	Utica Square
Red Oak	Pecan Grove	Portland	Utica Tower
	River Oaks	Rockport	Yale

- - -

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2014 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	June 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Balance Sheet Data
(at period end)
Total loans	$9,114,335	$9,166,005	$9,244,183	$9,368,888	$9,308,162
Investment securities(A)	9,698,079	9,579,496	9,045,776	8,845,909	8,851,235
Federal funds sold	1,451	1,639	569	484	3,630
Allowance for credit losses	(80,972)	(80,963)	(80,762)	(77,613)	(73,266)
Cash and due from banks	353,047	352,642	677,285	330,952	509,853
Goodwill	1,881,955	1,881,955	1,874,191	1,892,255	1,894,270
Core deposit intangibles, net	54,068	56,458	58,947	34,474	37,072
Other real estate owned	2,806	3,010	3,237	5,504	5,093
Fixed assets, net	275,347	276,468	281,549	283,011	285,751
Other assets	386,171	370,149	402,758	433,450	426,306
Total assets	$21,686,287	$21,606,859	$21,507,733	$21,117,314	$21,248,106

Noninterest-bearing deposits	$5,040,628	$5,038,436	$4,936,420	$4,968,867	$4,921,398
Interest-bearing deposits	11,961,036	12,522,916	12,756,738	12,045,160	12,359,657
Total deposits	17,001,664	17,561,352	17,693,158	17,014,027	17,281,055
Other borrowings	886,741	331,914	8,724	289,972	200,210
Securities sold under repurchase agreements	334,189	318,418	315,523	358,053	388,342
Junior subordinated debentures	-	-	167,531	167,531	167,531
Other liabilities	106,408	93,314	77,971	104,781	90,374
Total liabilities	18,329,002	18,304,998	18,262,907	17,934,364	18,127,512
Shareholders' equity(B)	3,357,285	3,301,861	3,244,826	3,182,950	3,120,594
Total liabilities and equity	$21,686,287	$21,606,859	$21,507,733	$21,117,314	$21,248,106

(A) Includes $4,655, $5,296, $5,737, $5,756 and $6,706 in unrealized gains on available for sale securities for the quarterly periods ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, respectively.

(B) Includes $3,026, $3,442, $3,729, $3,741 and $4,359 in after-tax unrealized gains on available for sale securities for the quarterly periods ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014

Income Statement Data
Interest income:
Loans	$119,404	$124,878	$139,396	$140,521	$138,655	$244,282	$245,799
Securities(C)	48,530	48,562	47,108	46,910	47,670	97,092	94,726
Federal funds sold and other earning assets	47	165	74	35	178	212	226
Total interest income	167,981	173,605	186,578	187,466	186,503	341,586	340,751

Interest expense:
Deposits	9,169	9,577	7,326	10,240	10,918	18,746	20,305
Other borrowings	365	129	200	225	189	494	347
Securities sold under repurchase agreements	208	203	202	245	254	411	491
Junior subordinated debentures	-	791	1,099	1,099	1,087	791	1,862
Total interest expense	9,742	10,700	8,827	11,809	12,448	20,442	23,005
Net interest income	158,239	162,905	177,751	175,657	174,055	321,144	317,746
Provision for credit losses	500	1,250	6,350	5,000	6,325	1,750	6,925
Net interest income after provision for credit losses	157,739	161,655	171,401	170,657	167,730	319,394	310,821

Noninterest income:
Nonsufficient funds (NSF) fees	8,310	7,918	9,345	9,734	9,099	16,228	17,969
Credit card, debit card and ATM card income	6,003	5,638	5,786	5,921	6,030	11,641	11,182
Service charges on deposit accounts	4,189	4,179	4,263	4,255	4,325	8,368	7,934
Trust income	2,047	2,009	2,165	2,099	2,044	4,056	3,844
Mortgage income	1,513	1,148	1,049	1,414	1,208	2,661	1,801
Brokerage income	1,541	1,409	1,455	1,743	1,401	2,950	2,670
Bank owned life insurance income	1,390	1,380	1,392	1,404	1,365	2,770	2,393
Net gain on sale of assets	270	1,379	24	23	1,301	1,649	4,611
Other noninterest income	5,034	3,361	3,901	3,598	5,824	8,395	8,857
Total noninterest income	30,297	28,421	29,380	30,191	32,597	58,718	61,261

Noninterest expense:
Salaries and benefits	47,819	49,966	49,557	52,179	54,126	97,785	97,534
Net occupancy and equipment	5,812	5,964	6,620	6,801	5,996	11,776	11,335
Debit card, data processing and software amortization	4,045	3,817	4,553	4,044	4,009	7,862	7,193
Regulatory assessments and FDIC insurance	4,253	4,354	4,354	4,051	3,886	8,607	6,612
Core deposit intangibles amortization	2,390	2,489	2,667	2,598	2,630	4,879	4,675
Depreciation	3,420	2,916	3,491	3,516	3,522	6,336	6,723
Communications	2,835	2,809	2,993	2,960	2,919	5,644	5,656
Other real estate expense	129	132	363	72	188	261	584
Net (gain) loss on sale of other real estate	(32)	14	(726)	30	(1,404)	(18)	(1,344)
Other noninterest expense	9,064	7,001	10,164	9,289	11,420	16,065	19,418
Total noninterest expense	79,735	79,462	84,036	85,540	87,292	159,197	158,386
Income before income taxes	108,301	110,614	116,745	115,308	113,035	218,915	213,696
Provision for income taxes	36,369	36,973	38,517	38,738	37,529	73,342	71,053
Net income available to common shareholders	$71,932	$73,641	$78,228	$76,570	$75,506	$145,573	$142,643

(C) Interest income on securities was reduced by net premium amortization of $15,466, $14,144, $13,031, $13,531 and $12,837 for the three month periods ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, respectively, and $29,610 and $25,117 for the six month periods ended June 30, 2015 and June 30, 2014, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended							Year-to-Date
	Jun 30, 2015		Mar 31, 2015		Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun 30, 2015		Jun 30, 2014

Profitability
Net income	$71,932		$73,641		$78,228	$76,570	$75,506	$145,573		$142,643

Basic earnings per share	$1.03		$1.05		$1.12	$1.10	$1.08	$2.08		$2.10
Diluted earnings per share	$1.03		$1.05		$1.12	$1.10	$1.08	$2.08		$2.10

Return on average assets (D)	1.33%		1.37%		1.48%	1.45%	1.42%	1.35%		1.43%
Return on average common equity (D)	8.61%		8.98%		9.70%	9.69%	9.75%	8.80%		9.72%
Return on average tangible common equity (D) (E)	20.49%		21.84%		23.87%	24.84%	24.06%	21.16%		24.12%
Tax equivalent net interest margin (F)	3.39%		3.57%		3.89%	3.85%	3.83%	3.48%		3.73%
Efficiency ratio(G)	42.35%		41.83%		40.78%	41.55%	42.90%	42.09%		42.51%

Liquidity and Capital Ratios
Equity to assets	15.48%		15.28%		15.09%	15.07%	14.69%	15.48%		14.69%
Common equity tier 1 capital(H)	12.91%		12.40%		N/A	N/A	N/A	12.91%		N/A
Tier 1 risk-based capital	12.91%	(I)	12.40%	(I)	13.80%	13.18%	12.50%	12.91%	(I)	12.50%
Total risk-based capital	13.63%	(I)	13.14%	(I)	14.56%	13.90%	13.18%	13.63%	(I)	13.18%
Tier 1 leverage capital	7.35%	(I)	6.96%	(I)	7.69%	7.40%	6.98%	7.35%	(I)	6.98%
Period end tangible equity to period end tangible assets(E)	7.20%		6.93%		6.70%	6.55%	6.16%	7.20%		6.16%

Other Data
Shares used in computed earnings per share
Basic	70,037		70,034		69,768	69,751	69,667	70,035		67,936
Diluted	70,053		70,055		69,796	69,791	69,728	70,054		68,014
Period end shares outstanding	70,040		70,024		69,780	69,756	69,744	70,040		69,744
Cash dividends paid per common share	$0.2725		$0.2725		$0.2725	$0.2400	$0.2400	$0.5450		$0.4800
Book value per share	$47.93		$47.15		$46.50	$45.63	$44.74	$47.93		$44.74
Tangible book value per share(E)	$20.29		$19.47		$18.80	$18.01	$17.05	$20.29		$17.05

Common Stock Market Price
High	$59.30		$55.88		$61.15	$63.73	$67.49	$59.30		$67.68
Low	50.91		45.01		52.62	55.99	56.04	45.01		56.04
Period end closing price	57.74		52.48		55.36	57.17	62.60	57.74		62.60
Employees – FTE	3,065		3,081		3,096	3,057	3,199	3,065		3,199
Number of banking centers	245		244		245	245	247	245		247

(D) Interim periods annualized.

(E) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

(F) Net interest margin for all periods presented is calculated on an actual 365 day basis.

(G) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets. Additionally, taxes are not part of this calculation.

(H) Common equity tier 1 capital ratio is a new ratio required under the Basel III Capital Rules effective January 1, 2015.

(I) Calculated pursuant to the phase-in provisions of the Basel III Capital Rules.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Jun 30, 2015				Mar 31, 2015				Jun 30, 2014
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

Interest-Earning Assets:
Loans	$9,133,625	$119,404	5.24%		$9,189,380	$124,878	5.51%		$9,468,136	$138,655	5.87%
Investment securities	9,688,961	48,530	2.01%	(J)	9,241,434	48,562	2.13%	(J)	8,748,322	47,670	2.19%	(J)
Federal funds sold and other earning assets	79,659	47	0.24%		267,672	165	0.25%		234,302	178	0.30%
Total interest-earning assets	18,902,245	$167,981	3.56%		18,698,486	$173,605	3.77%		18,450,760	$186,503	4.05%
Allowance for credit losses	(80,868)				(80,681)				(72,587)
Noninterest-earning assets	2,817,644				2,871,702				2,939,375
Total assets	$21,639,021				$21,489,507				$21,317,548

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$3,891,682	$2,227	0.23%		$4,178,883	$2,583	0.25%		$3,568,475	$2,272	0.26%
Savings and money market deposits	5,476,931	3,374	0.25%		5,542,081	3,405	0.25%		5,479,978	3,550	0.26%
Certificates and other time deposits	2,821,058	3,568	0.51%		2,956,038	3,589	0.49%		3,379,819	5,096	0.60%
Other borrowings	684,371	365	0.21%		72,118	129	0.73%		140,906	189	0.54%
Securities sold under repurchase agreements	333,220	208	0.25%		340,469	203	0.24%		382,692	254	0.27%
Junior subordinated debentures	-	-	—		119,408	791	2.69%		167,531	1,087	2.60%
Total interest-bearing liabilities	13,207,262	9,742	0.30%	(K)	13,208,997	10,700	0.33%	(K)	13,119,401	12,448	0.38%	(K)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	4,992,301				4,899,279				4,735,575
Other liabilities	98,133				100,648				365,169
Total liabilities	18,297,696				18,208,924				18,220,145
Shareholders' equity	3,341,325				3,280,583				3,097,403
Total liabilities and shareholders' equity	$21,639,021				$21,489,507				$21,317,548

Net interest income and margin		$158,239	3.36%			$162,905	3.53%			$174,055	3.78%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,563				1,664				2,083

Net interest income and margin (tax equivalent basis)		$159,802	3.39%			$164,569	3.57%			$176,138	3.83%

(J) Yield on securities was impacted by net premium amortization of $15,466, $14,144 and $12,837 for the three month periods ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively.

(K) Total cost of funds, including noninterest bearing deposits, was 0.21%, 0.24%and 0.28% for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	2015				2014
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

Interest-Earning Assets:
Loans	$9,161,349	$244,282	5.38%		$8,616,796	$245,799	5.75%
Investment securities	9,466,434	97,092	2.07	% (L)	8,608,411	94,726	2.22	% (L)
Federal funds sold and other earning assets	173,147	212	0.25%		168,368	226	0.27%
Total interest-earning assets	18,800,930	$341,586	3.66%		17,393,575	$340,751	3.95%
Allowance for credit losses	(80,775)				(69,919)
Noninterest-earning assets	2,843,739				2,746,112
Total assets	$21,563,894				$20,069,768

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$4,034,489	$4,810	0.24%		$3,561,460	$4,404	0.25%
Savings and money market deposits	5,509,326	6,779	0.25%		5,237,557	6,705	0.26%
Certificates and other time deposits	2,888,176	7,157	0.50%		3,099,815	9,196	0.60%
Other borrowings	379,936	494	0.26%		96,666	347	0.72%
Securities sold under repurchase agreements	336,824	411	0.25%		365,316	491	0.27%
Junior subordinated debentures	59,374	791	2.69%		145,881	1,862	2.57%
Total interest-bearing liabilities	13,208,125	20,442	0.31	% (M)	12,506,695	23,005	0.37	% (M)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	4,946,138				4,378,471
Other liabilities	99,375				224,497
Total liabilities	18,253,638				17,109,663
Shareholders' equity	3,310,256				2,960,105
Total liabilities and shareholders' equity	$21,563,894				$20,069,768

Net interest income and margin		$321,144	3.44%			$317,746	3.68%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		3,227				4,135

Net interest income and margin (tax equivalent basis)		$324,371	3.48%			$321,881	3.73%

(L) Yield on securities was impacted by net premium amortization of $29,610 and $25,117 for the six month periods ended June 30, 2015 and 2014, respectively.

(M) Total cost of funds, including noninterest bearing deposits, was 0.23% and 0.27% for the six month periods ended June 30, 2015 and 2014, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year -to-Date
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
Adjustment to Loan Yield (N)
Interest on loans, as reported	$119,404	$124,878	$139,396	$140,521	$138,655	$244,282	$245,799
Purchase accounting adjustment- loan discount accretion	(13,602)	(19,647)	(28,590)	(28,458)	(25,352)	(33,249)	(38,827)
Interest on loans without discount accretion	$105,802	$105,231	$110,806	$112,063	$113,303	$211,033	$206,972
Average loans	$9,133,625	$9,189,380	$9,325,330	$9,381,248	$9,468,136	$9,161,349	$8,616,796
Loan yield without purchase accounting adjustment	4.65%	4.64%	4.71%	4.74%	4.80%	4.65%	4.84%
Loan yield, as reported	5.24%	5.51%	5.93%	5.94%	5.87%	5.38%	5.75%

Adjustment to Securities Yield (N)
Interest on securities, as reported	$48,530	$48,562	$47,108	$46,910	$47,670	$97,092	$94,726
Purchase accounting adjustment- securities amortization	1,579	1,647	1,590	1,466	1,570	3,226	3,534
Interest on securities without amortization	$50,109	$50,209	$48,698	$48,376	$49,240	$100,318	$98,260
Average securities	$9,688,961	$9,241,434	$8,835,176	$8,836,309	$8,748,322	$9,466,434	$8,608,411
Securities yield without purchase accounting adjustment	2.07%	2.20%	2.19%	2.17%	2.26%	2.14%	2.30%
Securities yield, as reported	2.01%	2.13%	2.12%	2.11%	2.19%	2.07%	2.22%

Adjustment to Time Deposits Yield (N)
Interest on time deposits, as reported	$3,568	$3,589	$1,957	$4,751	$5,096	$7,157	$9,196
Purchase accounting adjustment- time deposit amortization	220	420	2,443	16	16	640	97
Interest on time deposits without amortization	$3,788	$4,009	$4,400	$4,767	$5,112	$7,797	$9,293
Average time deposits	$2,821,058	$2,956,038	$3,083,047	$3,235,185	$3,379,819	$2,888,176	$3,099,815
Time deposits yield without purchase accounting adjustment	0.54%	0.55%	0.57%	0.58%	0.61%	0.54%	0.60%
Time deposits yield, as reported	0.51%	0.49%	0.25%	0.58%	0.60%	0.50%	0.60%

Net Interest Margin (tax equivalent basis, excluding purchase accounting adjustments to yield)	3.13%	3.17%	3.25%	3.26%	3.31%	3.15%	3.32%

Net Interest Margin (tax equivalent basis), as reported	3.39%	3.57%	3.89%	3.85%	3.83%	3.48%	3.73%

Net income available to common shareholders, as reported	$71,932	$73,641	$78,228	$76,570	$75,506	$145,573	$142,643
Less: Purchase accounting adjustments, net of tax (O)	(8,132)	(12,263)	(19,729)	(17,935)	(15,897)	(20,390)	(23,623)
Net income available to common shareholders, adjusted	$63,800	$61,378	$58,499	$58,635	$59,609	$125,183	$119,020

Basic earnings per share, adjusted (N)	$0.91	$0.88	$0.84	$0.84	$0.86	$1.79	$1.75
Diluted earnings per share, adjusted (N)	$0.91	$0.88	$0.84	$0.84	$0.85	$1.79	$1.75

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Mar 31, 2015	Balance at Jun 30, 2015	Balance at Acquisition Date	Balance at Mar 31, 2015	Balance at Jun 30, 2015	Balance at Acquisition Date		Balance at Mar 31, 2015	Balance at Jun 30, 2015
Loan marks:
Acquired banks (P)	$225,589	$78,289	$67,895	$131,906	$51,647	$48,277	$357,495		$129,936	$116,172

Acquired portfolio loan balances:
Acquired banks (P)	5,456,934	1,939,609	1,727,123	255,846	100,973	94,601	5,712,780	(Q)	2,040,582	1,821,724

Acquired portfolio loan balances less loan marks	$5,231,345	$1,861,320	$1,659,228	$123,940	$49,326	$46,324	$5,355,285		$1,910,646	$1,705,552

(N) Non-GAAP financial measure.

(O) Using effective tax rate of 33.6%, 33.4%, 33.0%, 33.6% and 33.2% for the three month periods ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, respectively, and 33.5% and 33.2% for the six month periods ended June 30, 2015 and 2014, respectively.

(P) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank and F&M Bank.

(Q) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
YIELD TREND

Interest-Earning Assets:
Loans	5.24%	5.51%	5.93%	5.94%	5.87%
Investment securities (R)	2.01%	2.13%	2.12%	2.11%	2.19%
Federal funds sold and other earning assets	0.24%	0.25%	0.20%	0.15%	0.30%
Total interest-earning assets	3.56%	3.77%	4.04%	4.06%	4.05%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.23%	0.25%	0.23%	0.24%	0.26%
Savings and money market deposits	0.25%	0.25%	0.24%	0.25%	0.26%
Certificates and other time deposits	0.51%	0.49%	0.25%	0.58%	0.60%
Other borrowings	0.21%	0.73%	0.47%	0.42%	0.54%
Securities sold under repurchase agreements	0.25%	0.24%	0.25%	0.25%	0.27%
Junior subordinated debentures	—	2.69%	2.60%	2.60%	2.60%
Total interest-bearing liabilities	0.30%	0.33%	0.28%	0.36%	0.38%

Net Interest Margin	3.36%	3.53%	3.85%	3.81%	3.78%
Net Interest Margin (tax equivalent)	3.39%	3.57%	3.89%	3.85%	3.83%

(R) Yield on securities was impacted by net premium amortization of $15,466, $14,144, $13,031, $13,531 and $12,837 for the three month periods ended June 30, 2015, March 31, 2015, December 31, 2014, September 30, 2014 and June 30, 2014, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Jun 30, 2015	March 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014
Balance Sheet Averages
Total loans	$9,133,625	$9,189,380	$9,325,330	$9,381,248	$9,468,136
Investment securities	9,688,961	9,241,434	8,835,176	8,836,309	8,748,322
Federal funds sold and other earning assets	79,659	267,672	143,705	95,378	234,302
Total interest-earning assets	18,902,245	18,698,486	18,304,211	18,312,935	18,450,760
Allowance for credit losses	(80,868)	(80,681)	(76,948)	(73,977)	(72,587)
Cash and due from banks	241,110	284,395	273,503	267,389	284,432
Goodwill	1,881,955	1,874,274	1,883,654	1,893,667	1,803,534
Core deposit intangibles, net	55,245	57,687	43,157	35,753	38,469
Other real estate	2,972	3,536	4,843	5,405	8,562
Fixed assets, net	276,761	280,515	282,827	285,039	292,075
Other assets	359,601	371,295	395,045	394,509	512,303
Total assets	$21,639,021	$21,489,507	$21,110,292	$21,120,720	$21,317,548

Noninterest-bearing deposits	$4,992,301	$4,899,279	$5,045,097	$4,939,388	$4,735,575
Interest-bearing demand deposits	3,891,682	4,178,883	3,546,825	3,399,655	3,568,475
Savings and money market deposits	5,476,931	5,542,081	5,442,568	5,502,326	5,479,978
Certificates and other time deposits	2,821,058	2,956,038	3,083,047	3,235,185	3,379,819
Total deposits	17,181,972	17,576,281	17,117,537	17,076,554	17,163,847
Other borrowings	684,371	72,118	168,167	215,222	140,906
Securities sold under repurchase agreements	333,220	340,469	323,882	389,726	382,692
Junior subordinated debentures	-	119,408	167,531	167,531	167,531
Other liabilities	98,133	100,648	106,222	109,287	365,169
Shareholders' equity	3,341,325	3,280,583	3,226,953	3,162,400	3,097,403
Total liabilities and equity	$21,639,021	$21,489,507	$21,110,292	$21,120,720	$21,317,548

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Jun 30, 2015		Mar 31, 2015		Dec 31, 2014		Sep 30, 2014		Jun 30, 2014
Period End Balances

Loan Portfolio
Commercial and other	$1,774,652	19.5%	$1,851,906	20.2%	$1,952,945	21.1%	$2,058,217	22.0%	$2,139,983	23.0%
Construction	1,068,056	11.7%	1,040,845	11.3%	1,026,475	11.1%	1,041,300	11.1%	1,005,099	10.8%
1-4 family residential	2,289,114	25.1%	2,272,788	24.8%	2,250,251	24.4%	2,210,141	23.6%	2,153,801	23.1%
Home equity	273,538	3.0%	269,894	2.9%	271,930	2.9%	269,850	2.9%	267,759	2.9%
Commercial real estate	2,958,239	32.5%	3,021,656	33.0%	3,030,340	32.8%	3,091,090	33.0%	3,027,945	32.6%
Agriculture (includes farmland)	600,745	6.6%	556,839	6.1%	551,646	6.0%	534,672	5.7%	542,360	5.8%
Consumer	149,991	1.6%	152,077	1.7%	160,596	1.7%	163,618	1.7%	171,215	1.8%
Total loans	$9,114,335		$9,166,005		$9,244,183		$9,368,888		$9,308,162

Deposit Types
Noninterest-bearing DDA	$5,040,628	29.7%	$5,038,436	28.7%	$4,936,420	27.9%	$4,968,867	29.2%	$4,921,398	28.5%
Interest-bearing DDA	3,746,939	22.0%	4,038,690	23.0%	4,260,038	24.1%	3,359,606	19.7%	3,467,826	20.1%
Money market	3,607,000	21.2%	3,773,011	21.5%	3,680,711	20.8%	3,788,358	22.3%	3,861,339	22.3%
Savings	1,853,322	10.9%	1,828,790	10.4%	1,784,889	10.1%	1,728,676	10.2%	1,707,645	9.9%
Certificates and other time deposits	2,753,775	16.2%	2,882,425	16.4%	3,031,100	17.1%	3,168,520	18.6%	3,322,847	19.2%
Total deposits	$17,001,664		$17,561,352		$17,693,158		$17,014,027		$17,281,055

Loan to Deposit Ratio	53.6%		52.2%		52.2%		55.1%		53.9%

Construction Loans
Single family residential construction	$354,211	33.0%	$356,081	34.1%	$329,797	32.0%	$317,307	30.3%	$316,579	31.2%
Land development	84,864	7.9%	89,403	8.5%	84,051	8.2%	89,553	8.5%	88,947	8.8%
Raw land	145,885	13.6%	129,470	12.4%	106,058	10.3%	83,013	7.9%	62,731	6.2%
Residential lots	127,671	11.9%	128,064	12.2%	148,763	14.4%	154,027	14.7%	138,769	13.7%
Commercial lots	87,719	8.2%	92,677	8.9%	89,565	8.7%	86,991	8.3%	93,200	9.2%
Commercial construction and other	271,833	25.4%	249,504	23.9%	272,723	26.4%	317,355	30.3%	312,870	30.9%
Net unaccreted discount	(4,127)		(4,354)		(4,482)		(6,946)		(7,997)
Total construction loans	$1,068,056		$1,040,845		$1,026,475		$1,041,300		$1,005,099

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014

Asset Quality
Nonaccrual loans	$31,987	$29,252	$31,422	$26,804	$23,082	$31,987	$23,082
Accruing loans 90 or more days past due	153	2,968	2,193	17,753	335	153	335
Total nonperforming loans	32,140	32,220	33,615	44,557	23,417	32,140	23,417
Repossessed assets	173	146	67	21	11	173	11
Other real estate	2,806	3,010	3,237	5,504	5,093	2,806	5,093
Total nonperforming assets	$35,119	$35,376	$36,919	$50,082	$28,521	$35,119	$28,521

Nonperforming assets:
Commercial and industrial	$20,295	$16,830	$21,418	$26,172	$14,434	$20,295	$14,434
Construction, land development and other land loans	813	3,023	1,893	5,998	2,449	813	2,449
1-4 family residential (including home equity)	5,124	5,087	5,232	7,559	6,909	5,124	6,909
Commercial real estate (including multi-family residential)	7,939	9,736	6,695	9,686	3,970	7,939	3,970
Agriculture (including farmland)	605	281	473	182	140	605	140
Consumer and other	343	419	1,208	485	619	343	619
Total	$35,119	$35,376	$36,919	$50,082	$28,521	$35,119	$28,521

Number of loans/properties	161	166	169	194	179	161	179

Allowance for credit losses at end of period	$80,972	$80,963	$80,762	$77,613	$73,266	$80,972	$73,266

Net charge-offs:
Commercial and industrial	$(28)	$504	$318	$17	$(64)	$476	$17
Construction, land development and other land loans	(2)	145	(1)	(28)	115	143	98
1-4 family residential (including home equity)	12	86	420	70	406	98	537
Commercial real estate (including multi-family residential)	114	33	1,732	(6)	5	147	65
Agriculture (including farmland)	(65)	(78)	(13)	(53)	(843)	(143)	(924)
Consumer and other	460	359	745	653	536	819	1,148
Total	$491	$1,049	$3,201	$653	$155	$1,540	$941

Asset Quality Ratios
Nonperforming assets to average earning assets	0.19%	0.19%	0.20%	0.27%	0.15%	0.19%	0.16%
Nonperforming assets to loans and other real estate	0.39%	0.39%	0.40%	0.53%	0.31%	0.39%	0.31%
Net charge-offs to average loans (annualized)	0.02%	0.05%	0.14%	0.03%	0.01%	0.03%	0.02%
Allowance for credit losses to total loans	0.89%	0.88%	0.87%	0.83%	0.79%	0.89%	0.79%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (E)	1.09%	1.12%	1.14%	1.14%	1.15%	1.09%	1.15%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (each excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below and on page 12 of this Earnings Release relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

	Three Months Ended					Year-to-Date
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014

Return on average tangible common equity:
Net income	$71,932	$73,641	$78,228	$76,570	$75,506	$145,573	$142,643
Average shareholders' equity	$3,341,325	$3,280,583	$3,226,953	$3,162,400	$3,097,403	$3,310,256	$2,960,105
Less: Average goodwill and other intangible assets	(1,937,200)	(1,931,961)	(1,926,811)	(1,929,420)	(1,842,003)	(1,934,595)	(1,777,346)
Average tangible shareholders’ equity	$1,404,125	$1,348,622	$1,300,142	$1,232,980	$1,255,400	$1,375,661	$1,182,759
Return on average tangible common equity:	20.49%	21.84%	23.87%	24.84%	24.06%	21.16%	24.12%

Tangible book value per share:
Shareholders’ equity	$3,357,285	$3,301,861	$3,244,826	$3,182,950	$3,120,594	$3,357,285	$3,120,594
Less: Goodwill and other intangible assets	(1,936,023)	(1,938,413)	(1,933,138)	(1,926,729)	(1,931,342)	(1,936,023)	(1,931,342)
Tangible shareholders’ equity	$1,421,262	$1,363,448	$1,311,688	$1,256,221	$1,189,252	$1,421,262	$1,189,252

Period end shares outstanding	70,040	70,024	69,780	69,756	69,744	70,040	69,744
Tangible book value per share:	$20.29	$19.47	$18.80	$18.01	$17.05	$20.29	$17.05

Period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$1,421,262	$1,363,448	$1,311,688	$1,256,221	$1,189,252	$1,421,262	$1,189,252

Total assets	$21,686,287	$21,606,859	$21,507,733	$21,117,314	$21,248,106	$21,686,287	$21,248,106
Less: Goodwill and other intangible assets	(1,936,023)	(1,938,413)	(1,933,138)	(1,926,729)	(1,931,342)	(1,936,023)	(1,931,342)
Tangible assets	$19,750,264	$19,668,446	$19,574,595	$19,190,585	$19,316,764	$19,750,264	$19,316,764

Period end tangible equity to period end tangible assets ratio:	7.20%	6.93%	6.70%	6.55%	6.16%	7.20%	6.16%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Jun 30, 2015	Jun 30, 2014
Allowance for credit losses to total loans, excluding acquired loans:

Allowance for credit losses	$80,972	$80,963	$80,762	$77,613	$73,266	$80,972	$73,266
Total loans	$9,114,335	$9,166,005	$9,244,183	$9,368,888	$9,308,162	$9,114,335	$9,308,162

Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$1,705,552	$1,910,646	$2,154,148	$2,536,433	$2,948,999	$1,705,552	$2,948,999
Total loans less acquired loans	$7,408,783	$7,255,358	$7,090,035	$6,832,455	$6,359,163	$7,408,783	$6,359,163
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	1.09%	1.12%	1.14%	1.14%	1.15%	1.09%	1.15%